Exhibit 24.1

KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears immediately below constitutes and appoints JEFFREY A. CRAIG, KEVIN A. NOWLAN and SANDRA J. QUICK, and each or any of them, as his or her true and lawful attorneys–in–fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in the capacities indicated below, to sign the Registration Statement on Form S–3 of Meritor, Inc. (the “Company”), relating to the shelf registration of securities of the Company as approved by resolutions adopted by the Board of Directors of the Company, and any and all amendments (including post–effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933 and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys–in–fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ivor J. Evans	Chairman of the Board and	November 7, 2014
Ivor J. Evans	Chief Executive Officer (principal
executive officer) and Director

/s/ Joseph B. Anderson, Jr.	Director	November 7, 2014
Joseph B. Anderson, Jr.

/s/ Rhonda L. Brooks	Director	November 7, 2014
Rhonda L. Brooks

/s/ David W. Devonshire	Director	November 10, 2014
David W. Devonshire

/s/ Victoria B. Jackson Bridges	Director	November 7, 2014
Victoria B. Jackson Bridges

/s/ William J. Lyons	Director	November 7, 2014
William J. Lyons

/s/ James E. Marley	Director	November 7, 2014
James E. Marley

/s/ William R. Newlin	Director	November 7, 2014
William R. Newlin

/s/ Thomas L. Pajonas	Director	November 7, 2014
Thomas L. Pajonas

/s/ Kevin A. Nowlan	Senior Vice President and Chief	November 7, 2014
Kevin A. Nowlan	Financial Officer (principal financial
officer and principal accounting
officer)